Exhibit 99

Resideo Announces Fourth Quarter and Full Year 2025 Financial Results and Initiates 2026 Outlook
•Record high full year 2025 net revenue of $7.47 billion, up 11% year-over-year; ADI Global Distribution (“ADI”) and Products & Solutions (“P&S”) grew net revenue 14% and 5% year-over-year, respectively
•Full year 2025 net loss of $527 million, compared to net income of $116 million in 2024, driven by the expense associated with terminating the Indemnification Agreement; record high full year 2025 Adjusted EBITDA(1) of $833 million, up 20% year-over-year and above the high-end of outlook range
•Fourth quarter net revenue of $1.895 billion, up 2% year-over-year and above the high-end of outlook range; on an organic basis, P&S up 5% and ADI down 1%
•Total company fourth quarter gross margin of 29.6%, up 110 basis points year-over-year; year-over-year margin expansion achieved at both P&S (eleven consecutive quarters) and at ADI (seven consecutive quarters)
•Fourth quarter net income of $136 million, compared to net income of $23 million in the fourth quarter of 2024; Adjusted EBITDA(1) of $226 million, up 21% year-over-year, and above the high-end of outlook range

SCOTTSDALE, Ariz., February 24, 2026 – Resideo Technologies, Inc. (NYSE: REZI), a leading global manufacturer, developer, and distributor of technology-driven sensing and controls products and solutions for residential and commercial end-markets, today announced financial results for the full year and fourth quarter ended December 31, 2025.

Fourth Quarter 2025 Financial Highlights
•Net revenue of $1,895 million, up 2% compared to $1,858 million in fourth quarter 2024; net revenue was above the high end of outlook range
•Total company gross margin of 29.6%, up 110 basis points year-over-year
•Net income of $136 million, compared to net income of $23 million in fourth quarter 2024
•Adjusted EBITDA(1) of $226 million, up 21% compared to $187 million in fourth quarter 2024; Adjusted EBITDA(1) was above the high end of outlook range
•Diluted EPS of $0.73 and Adjusted EPS(1) of $0.50 compared to diluted EPS of $0.08 and Adjusted EPS(1) of $0.59 for the fourth quarter 2024; fourth quarter 2025 Adjusted EPS(1) was at the high end of outlook range
•Reported cash provided by operating activities of $299 million

Full Year 2025 Financial Highlights
•Record high net revenue of $7,472 million, up 11% compared to $6,761 million in 2024; net revenue was above the high end of outlook range
•Total company gross margin of 29.4%, up 130 basis points year-over-year
•On a GAAP basis, net loss of $527 million, compared to $116 million net income in 2024, driven by the expense associated with terminating the Indemnification Agreement. Record high adjusted net income(1) of $409 million, up 20% compared to $341 million in 2024
•Record high Adjusted EBITDA(1) of $833 million, up 20% compared to $693 million in 2024; Adjusted EBITDA(1) was above the high end of outlook range
•Diluted loss per share of $3.77 and record high Adjusted EPS(1) of $2.68 compared to diluted EPS of $0.61 and Adjusted EPS(1) of $2.29 in 2024; Adjusted EPS(1) was above the high end of outlook range
(1) This press release includes certain “non-GAAP financial measures” as defined under the Securities Exchange Act of 1934. Resideo management believes the use of such non-GAAP financial measures, including Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, and Adjusted Cash Provided by Operations, assists investors in understanding the ongoing operating performance of Resideo by presenting the financial results between periods on a more comparable basis. See reconciliations of U.S. GAAP results to adjusted results in the accompanying tables.

•Cash used in operating activities of $1,137 million, and adjusted cash provided by operating activities(1) of $453 million after excluding the one-time $1,590 million payment made to Honeywell to terminate the Indemnification Agreement; Adjusted cash provided by operating activities(1) was above the high end of outlook range

Management Remarks
“In the fourth quarter, Resideo delivered strong results that either exceeded or were at the high end of our outlook range. In 2025, Resideo exceeded the high-end of our outlook range for all of our key financial metrics and achieved record highs in net revenue, Adjusted EBITDA and Adjusted EPS,” said Jay Geldmacher, Resideo's President and CEO.

“The Products and Solutions and ADI teams delivered outstanding results in 2025 by demonstrating resilience and operational excellence throughout a very dynamic year. These are part of our core values that will drive future standalone success for each company post business separation.”
Products and Solutions Fourth Quarter 2025 Highlights
•Net revenue of $712 million, up 6% compared to 2024
•Fourth quarter gross margin of 41.0%, up 20 basis points compared to 2024
•Income from operations of $137 million, compared to $133 million in 2024
•Adjusted EBITDA(1) of $166 million, or 23.3% of revenue, compared to $157 million, or 23.5% of revenue in 2024
P&S delivered net revenue of $712 million in the fourth quarter 2025, up 6% compared to fourth quarter 2024 and includes an approximate 1% favorable impact from foreign currency. Revenue grew year-over-year across many of our product families and sales channels, which more than offset performance of our Air products that were impacted by a soft but improving residential HVAC market. Revenue was driven by a combination of price realization, primarily in our OEM channel, and by customer demand for our new products, primarily in our electrical distribution and retail channels.
Fourth quarter 2025 gross margin was 41.0%, compared to 40.8% in fourth quarter 2024, largely due to continued achievement of manufacturing efficiencies. Selling, general and administrative expenses were down $1 million and research and development expenses increased $11 million compared to fourth quarter 2024 due to investments in projects that are intended to drive future growth. Cost discipline continued to be strong throughout 2025, and, combined with the gross margin expansion, helped drive fourth quarter 2025 operating profit of $137 million up from $133 million in fourth quarter 2024. Fourth quarter Adjusted EBITDA(1) grew 6% year-over-year in 2025 to $166 million.
ADI Global Distribution Fourth Quarter 2025 Highlights
•Net revenue of $1,183 million down 1% when compared to 2024
•Gross margin of 22.7%, up 110 basis points compared to 2024
•Income from operations of $51 million, compared to $48 million in 2024
•Adjusted EBITDA(1) of $88 million, or 7.4% of revenue, compared to $91 million or 7.7% of revenue in 2024

ADI fourth quarter 2025 net revenue of $1,183 million was down 1% driven primarily by a decline in the video surveillance product category that was partially offset by growth in multiple commercial security and professional audio-visual product categories. E-commerce revenue grew 3% year-over-year, driven primarily by greater customer adoption. Exclusive Brands revenue also grew 2% year-over-year driven by positive momentum for our new products.

Gross margin was 22.7%, up 110 basis points compared to fourth quarter 2024. The increase was primarily driven by favorable price and mix. Selling, general and administrative and research and development expenses were $190 million in 2025, up $4 million compared to fourth quarter 2024 due to investments in projects that are intended to drive future growth and higher selling, general and administrative expenses. Income from operations of $51 million in fourth quarter 2025 increased 6% from $48 million in fourth quarter 2024. Adjusted EBITDA(1) decreased to $88 million in fourth quarter 2025 from $91 million in fourth quarter 2024.

Cash Flow and Liquidity
Net cash provided by operating activities was $299 million in fourth quarter 2025 compared to cash provided by operating activities of $203 million in fourth quarter 2024. The increase was primarily driven by strong cash collections, the timing of payments, and the benefit associated with terminating the Indemnification Agreement.
Net cash used by operating activities was $1,137 million in 2025 compared to cash provided by operating activities of $444 million in the prior year. The change was primarily driven by the one-time $1,590 million payment made to Honeywell to terminate the Indemnification Agreement. Adjusted cash provided by operating activities(1) was $453 million after excluding the impact of the termination payment made to Honeywell. At December 31, 2025, Resideo had cash and cash equivalents of $661 million and total outstanding debt of $3.23 billion.
Outlook
The following table summarizes the Company’s current first quarter 2026 and full year 2026 outlook.

($ in millions, except per share data)	Q1 2026	2026
Net revenue	$1,866 - $1,890	$7,800 - $7,900
Non-GAAP Adjusted EBITDA(1)	$193 - $207	$935 - $985
Non-GAAP Adjusted Earnings Per Share(1)	$0.58 - $0.62	$3.00 - $3.20
Conference Call and Webcast Details
Resideo will hold a conference call with investors on February 24, 2026, at 5:00 p.m. ET. The webcast can be accessed at https://investor.resideo.com, where the webcast link and related materials will be posted before the call. A replay of the webcast will be available following the presentation.
About Resideo
Resideo is a leading manufacturer, developer, and distributor of technology-driven sensing and controls products and solutions for residential and commercial end-markets. We are a leader in the home heating, ventilation, and air conditioning controls markets, smoke and carbon monoxide detection home safety and fire suppression products markets, and security products markets. Our solutions and services can be found in over 150 million residential and commercial spaces globally, with tens of millions of new devices sold annually. For more information about Resideo and our trusted, well-established brands including First Alert, Honeywell Home, BRK, Control4, and others, visit www.resideo.com.

Contacts:

Investors:	Media:
Christopher T. Lee	Garrett Terry
Global Head of Investor Relations	Corporate Communications Manager
investorrelations@resideo.com	garrett.terry@resideo.com

Forward-Looking Statements
This release and the related conference call contain “forward-looking statements.” All statements, other than statements of fact, that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks and uncertainties, which may cause the actual results or performance of the Company to differ materially from such forward-looking statements. Such risks and uncertainties include, but are not limited to, (1) our ability to achieve our outlook regarding the first quarter 2026 and full year 2026, (2) our ability to recognize the expected savings from, and the timing and impact of, our existing and anticipated cost reduction actions, and our ability to optimize our portfolio and operational footprint, (3) the amount of our obligations and nature of our contractual restrictions pursuant to, and disputes that have or may hereafter arise under the agreements we entered into with Honeywell in connection with our spin-off, (4) risks related to our recently completed acquisitions, including Snap One, and our ability to achieve the targeted amount of annual cost synergies and successfully integrate the acquired operations (including successfully driving category growth in connected offerings), (5) the ability of Resideo to drive increased customer value and financial returns and enhance strategic and operational capabilities, (6) risks and uncertainties relating to tariffs that have been or may be imposed by the United States and other governments, (7) risks related to our anticipated separation of Resideo Technologies' Products & Solutions and ADI Global Distribution businesses into two independent publicly traded companies, including the timing thereof and that we may experience operational or other disruptions as a result of the separation and the planning therefor, and (8) the other risks described under the headings “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2025 and other periodic filings we make from time to time with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and actual results, developments, and business decisions may differ from those envisaged by our forward-looking statements. Except as required by law, we undertake no obligation to update such statements to reflect events or circumstances arising after the date of this press release and we caution investors not to place undue reliance on any such forward looking statements.

Use of Non-GAAP Measures
This press release includes certain “non-GAAP financial measures” as defined under the Securities Exchange Act of 1934 and in accordance with Regulation G thereunder. Management believes the use of such non-GAAP financial measures assists investors in understanding the ongoing operating performance of the Company by presenting financial results between periods on a more comparable basis. Such non-GAAP financial measures should not be construed as an alternative to reported results determined in accordance with U.S. GAAP. Readers should also consider the limitations associated with these non-GAAP financial measures, including the potential lack of comparability of these measures from one company to another.

We have included reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and provided in accordance with U.S. GAAP at the end of this release. A reconciliation of the forecasted range for Adjusted EBITDA and Adjusted Earnings Per Share for the first quarter of 2026 and for the fiscal period ending December 31, 2026 are not included in this release due to the number of variables in the projected range and because we are currently unable to quantify accurately without unreasonable efforts certain amounts that would be required to be included in the U.S. GAAP measure or the individual adjustments for such reconciliation. In addition, we believe such reconciliation would imply a degree of precision that would be confusing or misleading to investors. However, for the first quarter of 2026 and full year 2026 respectively, we anticipate the following expenses in our GAAP to non-GAAP reconciliation: depreciation and amortization of $53 million and $216 million, interest expense, net of $47 million and $175 million, and stock-based compensation expense of $14 million and $57 million.

Table 1: SUMMARY OF FINANCIAL RESULTS (UNAUDITED)

	Q4 2025				Full Year 2025
(in millions)	Products and Solutions	ADI Global Distribution	Corporate	Total Company	Products and Solutions	ADI Global Distribution	Corporate	Total Company
Net revenue	$712	$1,183	$—	$1,895	$2,688	$4,784	$—	$7,472
Cost of goods sold	420	915	—	1,335	1,557	3,719	—	5,276
Gross profit	292	268	—	560	1,131	1,065	—	2,196
Research and development expenses	36	11	—	47	128	39	—	167
Selling, general and administrative expenses	108	179	34	321	417	712	137	1,266
Intangible asset amortization	7	24	—	31	26	94	2	122
Restructuring, impairment and extinguishment costs	4	3	—	7	5	8	3	16
Business separation costs	—	—	14	14	—	—	18	18
Income (loss) from operations	$137	$51	$(48)	$140	$555	$212	$(160)	$607

	Q4 2024				Full Year 2024
(in millions)	Products and Solutions	ADI Global Distribution	Corporate	Total Company	Products and Solutions	ADI Global Distribution	Corporate	Total Company
Net revenue	$669	$1,189	$—	$1,858	$2,564	$4,197	$—	$6,761
Cost of goods sold	396	932	—	1,328	1,514	3,346	—	4,860
Gross profit	273	257	—	530	1,050	851	—	1,901
Research and development expenses	25	17	—	42	94	17	—	111
Selling, general and administrative expenses	109	169	32	310	416	566	156	1,138
Intangible asset amortization	5	23	1	29	23	54	3	80
Restructuring, impairment and extinguishment costs	1	—	4	5	14	19	19	52
Income (loss) from operations	$133	$48	$(37)	$144	$503	$195	$(178)	$520

	Q4 2025 % change compared with prior period				Full Year 2025 % change compared with prior period
	Products and Solutions	ADI Global Distribution	Corporate	Total Company	Products and Solutions	ADI Global Distribution	Corporate	Total Company
Net revenue	6%	(1)%	N/A	2%	5%	14%	N/A	11%
Cost of goods sold	6%	(2)%	N/A	1%	3%	11%	N/A	9%
Gross profit	7%	4%	N/A	6%	8%	25%	N/A	16%
Research and development expenses	44%	(35)%	N/A	12%	36%	129%	N/A	50%
Selling, general and administrative expenses	(1)%	6%	6%	4%	—%	26%	(12)%	11%
Intangible asset amortization	40%	4%	(100)%	7%	13%	74%	(33)%	53%
Restructuring, impairment and extinguishment costs	300%	N/A	(100)%	40%	(64)%	(58)%	(84)%	(69)%
Business separation costs	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Income (loss) from operations	3%	6%	30%	(3)%	10%	9%	(10)%	17%

Table 2: CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended		Twelve Months Ended
(in millions, except per share data)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net revenue	$1,895	$1,858	$7,472	$6,761
Cost of goods sold	1,335	1,328	5,276	4,860
Gross profit	560	530	2,196	1,901
Operating expenses:
Research and development expenses	47	42	167	111
Selling, general and administrative expenses	321	310	1,266	1,138
Intangible asset amortization	31	29	122	80
Restructuring, impairment and extinguishment costs	7	5	16	52
Business separation costs	14	—	18	—
Total operating expenses	420	386	1,589	1,381
Income from operations	140	144	607	520
Indemnification Agreement expense (1)	—	76	972	211
Other expense (income), net	(65)	(3)	(43)	7
Interest expense, net	49	26	135	81
Net income (loss) before taxes	156	45	(457)	221
Provision for income taxes	20	22	70	105
Net income (loss)	136	23	(527)	116
Less: preferred stock dividends	9	9	35	19
Less: undistributed income allocated to preferred stockholders	14	2	—	6
Net income (loss) available to common stockholders	$113	$12	$(562)	$91

Earnings (loss) per common share:
Basic	$0.75	$0.08	$(3.77)	$0.62
Diluted	$0.73	$0.08	$(3.77)	$0.61

Weighted average common shares outstanding:
Basic	150	147	149	146
Diluted	155	150	149	149
(1) Represents the expense incurred pursuant to the Indemnification Agreement, which, prior to its termination, had an annual cash payment cap of $140 million. The following table summarizes information concerning the Indemnification Agreement:

	Three Months Ended		Twelve Months Ended
(in millions)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Accrual for Indemnification Agreement liabilities deemed probable and reasonably estimable	$—	$76	$972	$211
Cash payments made to Honeywell prior to the third quarter of 2025	—	(35)	(70)	(140)
Indemnification Agreement non-GAAP adjustment	$—	$41	$902	$71

Table 3: CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in millions, except par value)	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$661	$692
Accounts receivable, net	1,073	1,023
Inventories, net	1,354	1,237
Other current assets	270	220
Total current assets	3,358	3,172

Property, plant and equipment, net	447	410
Goodwill	3,100	3,072
Intangible assets, net	1,091	1,176
Other assets	437	369
Total assets	$8,433	$8,199

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,131	$1,073
Accrued liabilities	624	717
Total current liabilities	1,755	1,790

Long-term debt	3,167	1,983
Non-current obligations payable under the Indemnification Agreement	—	583
Other liabilities	594	534
Total liabilities	5,516	4,890

Stockholders’ equity
Preferred stock, $0.001 par value, 100 shares authorized, 0.5 shares issued and outstanding, and $500 liquidation preference at December 31, 2025 and December 31, 2024	482	482
Common stock, $0.001 par value: 700 shares authorized, 158 and 150 shares issued and outstanding at December 31, 2025, respectively, and 154 and 147 shares issued and outstanding at December 31, 2024, respectively	—	—
Additional paid-in capital	2,391	2,315
Retained earnings	345	907
Accumulated other comprehensive income (loss)	(157)	(284)
Treasury stock at cost	(144)	(111)
Total stockholders’ equity	2,917	3,309
Total liabilities and stockholders’ equity	$8,433	$8,199

Table 4: CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended		Twelve Months Ended
(in millions)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Cash Flows From Operating Activities:
Net income (loss)	$136	$23	$(527)	$116
Adjustments to reconcile net income (loss) to net cash in operating activities:
Depreciation and amortization	50	46	195	144
Restructuring, impairment and extinguishment costs	7	5	16	52
Stock-based compensation expense	14	15	57	59
Other, net	(35)	(29)	(36)	(24)
Changes in assets and liabilities, net of acquired companies:
Accounts receivable, net	72	61	(29)	(18)
Inventories, net	(25)	(58)	(92)	(71)
Other current assets	(19)	(20)	(54)	(5)
Accounts payable	88	65	30	127
Accrued liabilities	30	69	(107)	4
Non-current obligations payable under the Indemnification Agreement	—	41	(583)	71
Other, net	(19)	(15)	(7)	(11)
Net cash provided by (used in) operating activities	299	203	(1,137)	444
Cash Flows From Investing Activities:
Acquisitions, net of cash acquired	—	(3)	—	(1,337)
Capital expenditures	(37)	(22)	(116)	(80)
Proceeds from sale of business	77	—	77	—
Other investing activities, net	—	2	—	8
Net cash used in investing activities	40	(23)	(39)	(1,409)
Cash Flows From Financing Activities:
Proceeds from issuance of long-term debt, net	—	—	1,198	1,176
Proceeds from issuance of preferred stock, net of issuance costs	—	—	—	482
Preferred stock dividend payments	(9)	(12)	(35)	(12)
Acquisition of treasury stock to cover stock award tax withholding	(6)	(3)	(29)	(17)
Repayments of long-term debt	(6)	(3)	(9)	(605)
Common stock repurchases	—	—	—	(1)
Other financing activities, net	(10)	6	3	8
Net cash provided by (used in) financing activities	(31)	(12)	1,128	1,031
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	8	(7)	17	(10)
Net increase (decrease) in cash, cash equivalents and restricted cash	316	161	(31)	56
Cash, cash equivalents and restricted cash at beginning of period	346	532	693	637
Cash, cash equivalents and restricted cash at end of period	$662	$693	$662	$693

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED DILUTED EARNINGS PER SHARE AND NET INCOME (LOSS) COMPARISON
(Unaudited)
RESIDEO TECHNOLOGIES, INC.

	Three Months Ended		Twelve Months Ended
(in millions, except per share data)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
GAAP Net income (loss)	$136	$23	$(527)	$116
Less: preferred stock dividends	9	9	35	19
Less: undistributed income allocated to preferred stockholders	14	2	—	6
GAAP Net income (loss) available to common stockholders	113	12	(562)	91
Indemnification Agreement non-GAAP adjustment (1)	—	41	902	71
Intangible asset amortization	31	29	122	80
Undistributed income allocated to preferred stockholders	14	2	—	6
Stock-based compensation expense	14	15	57	59
Business separation costs	14	—	18	—
Restructuring, impairment and extinguishment costs	7	5	16	52
Acquisition and integration costs	1	8	9	45
One-time tax impact of Indemnification Agreement	(57)	—	(72)	—
Gain on sale of business, net of taxes	(38)	—	(38)	—
Other (2)	(8)	1	15	20
Tax effect of applicable non-GAAP adjustments (3)	(13)	(24)	(58)	(83)
Non-GAAP Adjusted net income	$78	$89	$409	$341

	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
GAAP Net income (loss) per diluted common share	$0.73	$0.08	$(3.77)	$0.61
Indemnification Agreement non-GAAP adjustment (1)	—	0.27	5.90	0.48
Intangible asset amortization	0.20	0.19	0.80	0.54
Undistributed income allocated to preferred stockholders	0.09	0.01	—	0.04
Stock-based compensation expense	0.09	0.10	0.37	0.40
Business separation costs	0.09	—	0.12	—
Restructuring, impairment and extinguishment costs	0.05	0.03	0.10	0.35
Acquisition and integration costs	0.01	0.05	0.06	0.30
Impact of incremental dilutive shares	—	—	0.10	—
One-time tax impact of Indemnification Agreement	(0.37)	—	(0.47)	—
Gain on sale of business, net of taxes	(0.25)	—	(0.25)	—
Other (2)	(0.05)	0.02	0.10	0.13
Tax effect of applicable non-GAAP adjustments (3)	(0.09)	(0.16)	(0.38)	(0.56)
Non-GAAP Adjusted diluted earnings per share	$0.50	$0.59	$2.68	$2.29
(1)Refer to the Unaudited Consolidated Statements of Operations herein.
(2)For 2025 periods, other includes foreign exchange transaction (gains)/losses, net periodic pension costs excluding service costs, discrete tax effects of non-recurring transactions, Tax Matters Agreement gain, and miscellaneous other non-recurring, non-operating income and losses. For 2024 periods, other includes an inventory step-up related to the Snap One acquisition, litigations settlements, net periodic benefit costs, excluding service costs, gain on sale of investments, Tax Matters Agreement gain, and foreign exchange transaction (gains)/losses.
(3)In calculating the tax effect of relevant non-GAAP adjustments, we applied a flat statutory tax rate of 25% for all adjustments prior to 2025. Beginning in 2025, we adjusted our methodology to exclude the tax effect of adjustments that are non-deductible or non-taxable; however, we did not recast historical data. The impact of this change on non-GAAP adjusted net income available to common shareholders and non-GAAP adjusted net income per diluted common share would have resulted in an increase of approximately $10 million and $0.06, respectively, for the three months ended December 31, 2024, and an increase of approximately $20 million and $0.13, respectively, for the twelve months ended December 31, 2024.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED EBITDA AND NET INCOME (LOSS) COMPARISON
(Unaudited)

RESIDEO TECHNOLOGIES, INC.

	Three Months Ended		Twelve Months Ended
(in millions)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net revenue	$1,895	$1,858	$7,472	$6,761

GAAP Net income (loss)	$136	$23	$(527)	$116
GAAP Net income (loss) as a % of net revenue	7.2%	1.2%	(7.1)%	1.7%
Provision for income taxes	20	22	70	105
GAAP Net income (loss) before taxes	156	45	(457)	221
Indemnification Agreement non-GAAP adjustment (1)	—	41	902	71
Depreciation and amortization	50	46	195	144
Interest expense, net	49	26	135	81
Stock-based compensation expense	14	15	57	59
Acquisition and integration costs	1	8	9	45
Business separation costs	14	—	18	—
Restructuring, impairment and extinguishment costs	7	5	16	52
Gain on sale of business	(52)	—	(52)	—
Other (2)	(13)	1	10	20
Non-GAAP Adjusted EBITDA	$226	$187	$833	$693
Non-GAAP Adjusted EBITDA as a % of net revenue	11.9%	10.1%	11.1%	10.2%
(1)Refer to the Unaudited Consolidated Statements of Operations herein.
(2)For 2025 periods, other includes foreign exchange transaction (gains)/losses, net periodic pension costs excluding service costs, Tax Matters Agreement gain, and miscellaneous other non-recurring, non-operating income and losses. For 2024 periods, other includes an inventory step-up related to the Snap One acquisition, litigations settlements, net periodic benefit costs, excluding service costs, gain on sale of investments, Tax Matters Agreement gain, and foreign exchange transaction (gains)/losses.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(Unaudited)

PRODUCTS AND SOLUTIONS SEGMENT

	Three Months Ended		Twelve Months Ended
(in millions)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net revenue	$712	$669	$2,688	$2,564

GAAP Income from operations	$137	$133	$555	$503
GAAP Income from operations as a % of net revenue	19.2%	19.9%	20.6%	19.6%
Stock-based compensation expense	5	4	19	19
Restructuring expenses	4	1	5	14
Other (1)	—	2	—	7
Non-GAAP Adjusted Income from Operations	$146	$140	$579	$543

Depreciation and amortization	20	17	77	68
Non-GAAP Adjusted EBITDA	$166	$157	$656	$611
Non-GAAP Adjusted EBITDA as a % of net revenue	23.3%	23.5%	24.4%	23.8%
(1)For 2024 periods, other includes litigation settlements.

ADI GLOBAL DISTRIBUTION SEGMENT

	Three Months Ended		Twelve Months Ended
(in millions)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net revenue	$1,183	$1,189	$4,784	$4,197

GAAP Income from operations	$51	$48	$212	$195
GAAP Income from operations as a % of net revenue	4.3%	4.0%	4.4%	4.6%
Stock-based compensation expense	4	5	18	13
Acquisition and integration costs	1	6	8	12
Restructuring expenses	3	—	8	19
Other (1)	—	5	—	11
Non-GAAP Adjusted Income from Operations	$59	$64	$246	$250

Depreciation and amortization	29	27	113	68
Non-GAAP Adjusted EBITDA	$88	$91	$359	$318
Non-GAAP Adjusted EBITDA as a % of net revenue	7.4%	7.7%	7.5%	7.6%
(1)For 2024 periods, other includes inventory adjustment related to the Snap One acquisition and litigation settlements.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED CASH PROVIDED BY OPERATIONS
(Unaudited)

RESIDEO TECHNOLOGIES, INC.

(in millions)	Three Months Ended December 31, 2025	Twelve Months Ended December 31, 2025
Net cash provided by (used in) operating activities	$299	$(1,137)
One-time payment to terminate the Indemnification Agreement	—	1,590
Non-GAAP adjusted cash provided by operations	$299	$453